$85,000	October 30, 2013

TREBOR INDUSTRIES, INC.
(a Florida corporation)

SENIOR SECURED PROMISSORY NOTE

TREBOR INDUSTRIES, INC., a Florida corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of Mikkel Pitzner (“Lender”), with a business address at 10205 Piedmont Drive, Highlands Ranch, Colorado 80126, the principal amount of Eighty Five Thousand ($85,000) Dollars (the “Principal Amount”) on or before the twelve month anniversary of the “Effective Date” as defined under that certain Loan Agreement by and between the Company, Brownie’s Marine Group, Inc. and Lender dated even herewith (the “Maturity Date”), together with interest thereon at the rate of 21.21% per annum, as set forth herein (the “Note”).

1. Promissory Note:  By accepting this Note, the Lender hereby acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Lender represents for himself and his legal representative that he is acquiring this Note, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities.

2. Principal and Interest Payment:  The Company shall pay (or cause to be paid) interest to the Lender on the then outstanding principal amount of this Note at the rate of 21.21% per annum, principal and interest payable on a monthly basis in twelve (12) equal monthly payments in the amount of Eight Thousand Five Hundred Eighty Five Dollars and 47/100 ($8,585.47) commencing thirty (30) days following the Effective Date of the Loan Agreement (“Payment Date”) and on the same Payment Date of each month thereafter and through the Maturity Date (each such date, a “Payment Date”) (if any Payment Date is not a business day, then the applicable payment shall be due on the next succeeding business day), in cash.

3. Security:  The obligations of the Company under this Note are secured by all assets of the Company pursuant to the Security Agreement, dated even herewith, between the Company and the Lender (the “Security Agreement”).

4. Securities Laws Restrictions:  This Note has not been registered for sale under the Securities Act of 1933, as amended, and this Note may not be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws.

5. Status of Registered Lender:  The Company may treat the registered Lender of this Note as the absolute owner of this Note for the purposes of making payments of principal or interest and for all other purposes and shall not be affected by any notice to the contrary.

6. Prepayment of Note:  This Note may be prepaid at any time without penalty, in whole or in part, upon payment by the Company.

7. Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

1

(i)	if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within fifteen days after written notice thereof from the Lender to the Company, if the Company fails to tender any payment due hereunder when the same becomes due; and shall fail to cure such default within thirty days after written notice thereof from the Lender to the Company; or

(ii)	if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within fifteen days after written notice thereof from the Lender to the Company; or

(iii)	if the Company shall default under the Security Agreement; or

(iv)	if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within fifteen days after written notice thereof from the Lender to the Company; or

(v)	if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company;

then, and in any such event, the Lender may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note.

No course of dealing and no delay on the part of Lender in exercising any right shall operate as a waiver thereof or otherwise prejudice such Lender’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Lender shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

2

8. Notice:  All notices required or permitted to be given under this Note shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the parties as provided under the Securities Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Lender delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Lender at the facsimile number or address of the Lender appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Lender. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

9. Governing Law:  The Note shall be governed by the laws of the State of Florida.

10. Jurisdiction:   Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in Broward County, Florida.

11. Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

12. Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

13. Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

TREBOR INDUSTRIES, INC.

/S/ROBERT CARMICHAEL

Robert Carmichael, Chief Executive Officer

3